DIME COMMUNITY CAPITAL TRUST I

                            OFFER FOR ALL OUTSTANDING
                        7.0% CAPITAL SECURITIES, SERIES A
                                 IN EXCHANGE FOR
                        7.0% CAPITAL SECURITIES, SERIES B



To Our Clients:

         Enclosed for your consideration is a prospectus dated __________, 2004 (as the same maybe amended and supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Dime Community Capital Trust I (the "Trust") and Dime Community Bancshares, Inc. ("Dime Community") to exchange the Trust's 7.0% Capital Securities, Series B (the "Exchange Capital Securities") for any and all of the Trust's outstanding 7.0% Capital Securities, Series A (the "Original Capital Securities"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Trust and Dime Community contained in the Registration Rights Agreement dated March 12, 2004, among the Trust, Dime Community and Sandler O'Neill & Partners, L.P.

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         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS PROMPTLY AS POSSIBLE IN
ORDER TO PERMIT US TO TENDER THE ORIGINAL CAPITAL SECURITIES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. THE EXCHANGE OFFER SHALL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2004, OR ON SUCH LATER DATE OR TIME TO WHICH DIME COMMUNITY OR THE TRUST MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). ANY ORIGINAL CAPITAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
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         This material is being forwarded to you as the beneficial owner of the
Original Capital Securities carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL CAPITAL SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your attention is directed to the following:

                  1. The Exchange Offer is for any and all Original Capital Securities.

                  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

                  3. Any transfer taxes incident to the transfer of Original Capital Securities from the holder to Dime Community will be paid by Dime Community, except as otherwise provided in the Instructions in the Letter of Transmittal.

                  4. The Exchange Offer expires at 5:00 p.m., New York City time, on _____________, 2004, or on such later date or time to which Dime Community or the Trust may extend the Exchange Offer.

                  5. If you miss our processing deadline we may be unable to tender your shares of Original Capital Securities for Exchange Capital Securities.

         If you wish to have us tender your Original Capital Securities, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL CAPITAL SECURITIES.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Dime Community Capital Trust I with respect to its Original Capital Securities.

         This will instruct you to tender the Original Capital Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Original Capital Securities held by you for my account as indicated below:

7.0% Original Capital Securities                        Aggregate Liquidation Amount of
/_/   Please do not tender any Original Capital
      Securities held by you for my account.            _____________________________________
Dated: _____________________________, 2004              Original Capital Securities Tendered*

                                                        _____________________________________

                                                        _____________________________________
                                                                     SIGNATURE(S)

                                                        _____________________________________
                                                              PLEASE PRINT NAME(S) HERE

                                                        _____________________________________


                                                        _____________________________________
                                                                        ADDRESSES

                                                        (____)_______________________________
                                                            AREA CODE AND TELEPHONE NUMBER

                                                        _____________________________________
                                                                 TAX IDENTIFICATION OR
                                                                 SOCIAL SECURITY NO(S).

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         NONE OF THE ORIGINAL CAPITAL SECURITIES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED
UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY
INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN
INSTRUCTION TO US TO TENDER ALL THE ORIGINAL CAPITAL SECURITIES HELD BY US FOR YOUR ACCOUNT.

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*    MUST BE IN DENOMINATIONS OF A LIQUIDATION AMOUNT OF $1,000 AND IN ANY INTEGRAL MULTIPLE
     THEREOF, AND NOT LESS THAN $100,000 AGGREGATE LIQUIDATION AMOUNT.
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